Exhibit 10.19

MEMORANDUM OF AGREEMENT

This Agreement made and executed this 12th day of May, 2021, by and between:

BETUR, INC., a corporation duly organized and existing under and by virtue of the laws of the Philippines, with principal office at 30F Unionbank Plaza Meralco Ave cor. Onyx and Sapphire Sts., Ortigas Center, Pasig City, Philippines, represented herein by its CEO, Nauman Mustafa, hereinafter referred to as “COINS.PH”;

-and-

TRANGLO PTE. LTD., a company duly incorporated under the laws of Singapore with its business address at 3 Temasek Avenue, Centennial Tower #34-45A Singapore 039190, represented in this Agreement by its Director, Lee Yuan Hui, hereinafter referred to as “CLIENT”;

(COINS.PH and CLIENT hereafter referred to individually as a “Party” or collectively as “Parties”)

WITNESSETH: That

WHEREAS, COINS.PH is in the business of remitting, transferring or transmitting money, and digital currency exchange in the Philippines;

WHEREAS, CLIENT is an approved cross-border payment hub operator from the Monetary Authority of Singapore which facilitates remittance transactions from one country to another via institutions authorised by and integrated with CLIENT to disburse or transmit remittance amounts to beneficiaries.

WHEREAS, for the purpose of processing remittance fund disbursements to beneficiaries, CLIENT is securing the services of COINS.PH and COINS.PH has agreed to provide such service;

NOW, THEREFORE, the Parties have agreed as follows:

1.	DEFINITIONS – In this Agreement, including any annexes, unless the context otherwise requires, the following expressions shall have the respective meanings set out against them:

“Business Day” refers to a day on which banks are open for retail banking business in the Philippines, Singapore and in Kuala Lumpur, Malaysia.

“Service” refers to the service provided by COINS.PH via COINS.PH’s API for the conversion of XRP into PHP in accordance with the payment instruction from CLIENT and other related services.

“Terms of Service” refers to the Betur Inc. User Agreement (https://coins.ph/user-agreement/) and COINS.PH Privacy Policy (https://coins.ph/privacy/).

2.	TERM OF AGREEMENT – The term of this Agreement shall be for a period of one (1) year commencing on the date of execution of this Agreement. The Agreement shall be deemed automatically renewed every year thereafter if neither Party notifies the other in writing of such party’s intention to either terminate the Agreement or not renew any of its terms at least sixty (60) days before the expiry date of the term of this Agreement or any subsequent renewal or extension thereof without prejudice to Section 12 of this Agreement.

3.	All communications pertaining to this Agreement between the parties shall be sent to:

If intended for COINS.PH

For the attention of	:	Nauman Mustafa
Address	:	30F Unionbank Plaza Meralco Ave cor Onyx and Sapphire Sts, Ortigas Center, Pasig City, Philippines
Email address	:

If intended for CLIENT

For the attention of	:	MARCUS TAN
Address	:	3 Temasek Avenue, Centennial Tower #34-45A Singapore 039190
Email address	:

4.	OBLIGATIONS

A.	CLIENT understands that this Agreement and the use of the Service shall be subject to the Terms of Service and CLIENT agrees to comply fully at all times. CLIENT understands that COINS.PH may change the Service and the Terms of Service from time to time, subject to Parties’ mutual agreement in writing.

B.	COINS.PH may suspend or terminate CLIENT’s access to the Service, provided CLIENT is given at least fourteen (14) Business Days prior written notice with justification regarding the suspension or termination, save for circumstances in which COINS.PH is legally obligated to withhold such notice of suspension or termination to CLIENT. COINS.PH may delay, refuse, reject, reverse or cancel CLIENT’s request, order or transaction (as the case may be), provided CLIENT is given notice as soon as practicable, save for circumstances in which COINS.PH is legally obligated to withhold such notice.

A.	It shall be a condition precedent to this Agreement coming into effect that CLIENT: (i) has successfully completed the COINS.PH business verification process, and (ii) has provided all appropriate supporting documents to COINS.PH. The business verification process and the required documents may be changed from time-to-time;

B.	In consideration for the Service, CLIENT shall pay COINS.PH the fees as provided in Annex B of this Agreement. Notwithstanding anything contained in the Terms of Service, where COINS.PH refuses, rejects, reverses, or cancels CLIENT’s request, order, or transaction (as the case may be), CLIENT shall be refunded any fee or charge that has been paid or deducted, save for instances where COINS.PH’s refusal, reversal, or cancellation is due to CLIENT’s error, negligence, or misconduct.

C.	Both Parties shall establish rules and procedures for the operation of the Service for remittance purposes.

5.	COMPLIANCE WITH APPLICABLE LAW – COINS.PH and CLIENT represent that they have obtained, and shall maintain in full force and effect for so long as this Agreement shall remain in force, all permits, licenses, approvals and government registrations necessary to perform their respective obligations and activities contemplated hereunder and shall at all times comply with laws and regulations applicable to their use of the Service and the performance of any other obligations under this Agreement.

6.	EXCLUSIVITY OF THE AGREEMENT – No exclusivity shall be implied by this Agreement.

7.	RECORDS, ACCESS TO BOOKS AND INSPECTION - Both Parties hereby agree to maintain records with respect to all transactions relating to this Agreement for a minimum period of five (5) years. Such records shall include copies of all transaction forms, receipts, accounting stubs for checks with respect to the Agreement. CLIENT agrees to provide copies of any such records upon request of COINS.PH, and vice versa.

8.	SECURITY AND CONFIDENTIALITY –

A.	Either Party may provide Confidential Information (as the “Disclosing Party”) to the other party (as the “Receiving Party”) pursuant to which it may acquire information in relation to the clients, business or affairs of Disclosing Party.

B.	Confidential Information is data and information that is:

(i)	given either by COINS.PH to CLIENT, or by CLIENT to COINS.PH in connection with the implementation of this Agreement;

(ii)	concerning COINS.PH and/or CLIENT including but not limited to information relating directly or indirectly to the present or potential business, operational, or financial condition;

(iii)	identified as any information, which is known or reasonably should be known by either Party to be confidential or proprietary such as payment data, marketing plans, software program and any information which might reasonably be presumed to be proprietary or confidential in nature including but not limited to, intellectual property rights, trade secrets, operations, processes, technology, and shall include all and any information in respect of a party’s affiliates, their customers and their personal data; regardless of when such data and information were disclosed, whether prior to or after the execution of this Agreement. Further, Confidential Information shall also include personal data as defined under the Parties’ respective laws relating to data protection.

C.	The Confidential Information shall not include material or information that:

(i)	is explicitly approved for release by written authorization of the Disclosing Party;

(ii)	prior to the date hereof, is in the public domain or hereafter comes into the public domain other than as a result of a breach of this Agreement;

(iii)	was known to the Receiving Party and/or its Personnel (as defined in Section 8.D) prior to the disclosure by the Disclosing Party as evidenced by written records;

(iv)	was lawfully obtained by the Receiving Party and/or its Personnel without breach of this Agreement; or

(v)	is independently developed by the Recipient and/or its Personnel without any reference to the Confidential Information.

D.	Each Party agrees not to disclose any Confidential Information disclosed by the Disclosing Party to any person or entity whatsoever except to its and its affiliates’ employees, officers, directors, professional advisors, consultants, auditors, partners or agents (collectively, “Personnel”) as required in performing its obligation under this Agreement, and shall take all prevention steps reasonably required to avoid the disclosure of such Confidential Information.

E.	The Receiving Party, upon Disclosing Party’s written request, shall promptly return all Confidential Information received from the Disclosing Party, together with all copies thereof, or certify in writing that all such Confidential Information and copies thereof have been destroyed. The Receiving Party is entitled to retain any Confidential Information where it is required by any by law or by order of a court of competent jurisdiction or by any rule, direction or regulation of any regulatory or governmental authority or any other relevant authority, including without limitation, a recognised stock exchange having jurisdiction over the Receiving Party, if any, or in accordance with its internal policy and the Confidential Information so retained shall be kept in accordance with this Agreement.

F.	Notwithstanding any terms in this Agreement, the Parties acknowledge and agree that all Confidential Information disclosed by or on behalf of the Disclosing Party is and shall remain the property of the Disclosing Party. Nothing in this Agreement shall be construed as granting or conferring any license or any rights whatsoever (including without limitation any intellectual property rights), whether expressly, impliedly or otherwise, in respect of the Disclosing Party’s Confidential Information to the Receiving Party.

G.	A party may disclose Confidential Information that is required by law or by order of a court of competent jurisdiction or by any rule, direction or regulation of any regulatory or governmental authority or any other relevant authority, to be disclosed, provided that, to the extent permitted by law, prior to any such disclosure being made, the Receiving Party shall promptly notify the Disclosing Party as to the proposed form, nature and purpose of disclosure thereof so that the latter may seek the appropriate protective orders and/or waive the Receiving Party’s compliance with the provisions of this Agreement. If the Disclosing Party fails to obtain an injunctive order or waiver on the Receiving Party’s compliance, and the Receiving party, in the opinion of its counsel, is compelled to disclose Confidential Information under pain of liability for contempt or other censure or penalty, the Receiving Party may disclose Confidential Information, only to the extent required, without any liability hereunder.

H.	The Receiving Party shall notify the Disclosing Party immediately upon discovery of any unauthorized use or disclosure of the Confidential Information by Receiving Party or its Personnel, or any other breach of this section by Receiving Party or its Personnel. The Receiving Party shall also cooperate to help the Disclosing Party regain possession of Confidential Information and prevent its further unauthorized use.

9.	THIRD PARTY RELIANCE - COINS.PH, in facilitating its Service, shall comply with all applicable anti-money laundering (“AML”) and Counter Financing of Terrorism (“CFT”) rules and regulations, including those imposed by its regulating authorities, and shall rely on the customer identification process undertaken by CLIENT. For this purpose, CLIENT shall conduct the requisite customer identification requirements in accordance with all applicable AML and CFT rules and regulations, including those imposed by the Monetary Authority of Singapore, and maintain its own Money Laundering and Terrorist Financing Prevention Program (“MLPP”), including all necessary actions to establish the identity and existence of the customer; and has in its custody all the minimum information and/or documents required to be obtained from the customer. COINS.PH shall have the ability to obtain identification documents from CLIENT upon request as soon as practicable.

10.	INDEMNIFICATION - Each Party undertakes to indemnify and hold the other party and its affiliates, directors, officers, employees, strategic partners, licensors, and their suppliers harmless against all direct liabilities, damages, losses, costs, fees (including legal fees), and expenses relating to any allegation or third-party legal proceeding, including any action arising from CLIENT’s use of the Service in breach of this Agreement or Terms of Service and any claim that CLIENT used the Service in a manner that infringes a third party’s rights or violates applicable law.

Each Party shall reasonably cooperate in the defense of any allegation or third-party legal proceeding against the indemnified Party. The indemnified Party reserves the right, at its own expense, to assume the exclusive control and defense of any indemnified matter under this section.

11.	FORCE MAJEURE - It is likewise understood that COINS.PH shall not be held answerable or liable for any unpaid remittance/s in cases of force majeure, acts of God, fire, flood, earthquake, war or any other unforeseen or unavoidable events that would make it impossible for COINS.PH to cater the Service herein stipulated. Where COINS.PH is prevented from fulfilling its contractual obligations hereunder due to force majeure, COINS.PH shall, within five (5) days from the occurrence of the inability to fulfil its contractual obligations, inform CLIENT by method defined in Section 3 of the existence, nature and estimated duration of the force majeure. Should an event of force majeure continue for an uninterrupted period of ninety (90) days and the event is one which substantially affects the ability of COINS.PH to effectively perform its obligations hereunder, then and in such event, CLIENT may give not less than thirty (30) days written notice to terminate this Agreement.

12.	TERMINATION OF AGREEMENT –

A.	If either Party,

(i)	fails to observe or perform, or commits a breach of any of its obligations under this Agreement, and such failure is not remedied within thirty (30) days after written notification thereof is given by the aggrieved party;
(ii)	fails to pay any material amount due under this Agreement within five (5) days after the notice to pay is given, or such other time period as may be agreed between the parties;
(iii)	becomes or is adjudicated or declared bankrupt or insolvent;
(iv)	has their representation or warranty in this Agreement proven to be incorrect in any material respect; or
(v)	has their permit, license, government registration, or approval suspended or terminated by its regulatory authority; then the other party who is not at fault shall have just cause to forthwith terminate this Agreement by giving written notice to the Party at fault, without prejudice to the right of the former to avail itself of other remedies provided under existing laws.

B.	This Agreement may be pre-terminated at any given time by either party for any cause other than those mentioned in Section 12.A hereof, by serving the other party a written notice of such intention at least sixty (60) days prior to the intended effectivity date of such pre-termination.

C.	Termination of this Agreement shall be without prejudice to any existing rights and/or claims that a Party may have against the other Party, and shall not relieve a Party from fulfilling the obligations accrued prior to such termination.

D.	Upon expiration or termination of this Agreement, all rights granted herein shall forthwith and immediately lapse and be terminated, and both parties shall settle the remaining payment due or refund the unutilised funds to either party within seven (7) Business Days.

E.	The provisions of Section 8 (Security and Confidentiality) shall survive the termination of this Agreement with respect to Confidential Information that is disclosed prior to termination.

13.	LAW AND JURISDICTION – This Agreement and the Terms of Service shall be exclusively governed by and construed in accordance with the laws of the Philippines and the parties hereby agree to submit any and all disputes arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this section. The Tribunal shall consist of one (1) arbitrator or more arbitrators (if one arbitrator cannot be designated by mutual agreement of the Parties) appointed in accordance with said rules. The language of the arbitration shall be English. The arbitral award shall be final and binding on the Parties and shall be enforceable in any court having jurisdiction. The prevailing party in any action or proceeding to enforce this Agreement shall be entitled to costs and attorneys’ fees. Notwithstanding anything herein to the contrary, nothing shall preclude either Party from seeking interim or equitable relief from a court of competent jurisdiction.

14.	PRESCRIPTION OF CLAIMS. Notwithstanding anything stated in the Terms of Service, any claims which a Party may have arising out of or relating to the Service must be filed in accordance with the periods of prescription as provided under the laws of the Philippines.

15.	NON-WAIVER OF RIGHTS/AMENDMENT – Failure of COINS.PH or CLIENT to insist upon a strict performance of any of the terms and conditions and covenants hereof shall not be deemed a relinquishment or waiver of any rights or remedy that either party may have. This Agreement shall not be considered as changed, modified, altered, waived or in any way amended by acts of tolerance of either party unless such changes, modifications, waivers or amendments are made in writing and signed by both COINS.PH and CLIENT.

16.	NO PARTNERSHIP/AGENCY AGREEMENT - This Agreement shall not constitute a partnership, joint venture or an agency agreement between COINS.PH and CLIENT and neither Party shall be authorized to act for or represent the other except as specifically provided for in this Agreement.

17.	NO ASSIGNMENT – This Agreement shall not be assigned, novated, or transferred in whole or in part by either party without the prior written consent of the other, and such consent shall not relieve the assigning party from full responsibility and liability for the work contemplated herein and for the due performance of all the terms and conditions of this Agreement. If the Agreement is assigned or any part thereof is sublet, the assigning party shall exonerate, indemnify and save harmless the other from and against any and all loss, damage, liability or expense caused by or arising as a result thereon.

18.	SEPARABILITY – Should any of the terms and conditions of this Agreement be declared invalid, illegal, or unenforceable, it shall, to the extent required by law and subject to the agreement of each Party, be severed from this Agreement and the rest of the provisions shall not be affected thereby.

19.	TAXES - Each Party is responsible for complying with and paying all taxes and duties assessed by government and equivalent authorities with jurisdiction over its activities. Each Party shall bear its own respective tax which is payable as a result of the Service provided pursuant to this Agreement. For the avoidance of doubt, all payments paid by CLIENT shall be deemed to have been paid free of any restriction or condition, free and clear of and without any deduction or withholding on account of any taxes or set-off, counterclaim, or any other reason whatsoever.

20.	MISCELLANEOUS

A.	This Agreement constitutes the entire agreement between the Parties hereto and all prior arrangements, agreements, representations and undertakings are hereby superseded. For the avoidance of doubt, if there is any conflict or inconsistency between the terms in this Agreement and the Terms of Service, then the terms in this Agreement shall prevail.

B.	ANNOUNCEMENTS. Parties herein shall not publicly announce any matter relating to this Agreement, without the other Party’s prior written consent, which shall not be unreasonably withheld.

C.	DATA PROTECTION. Each party shall comply with its respective obligations under their respective laws relating to data protection. During the Term, the Parties shall maintain, implement technical and organizational security measures in accordance with industry standards in relation to any personally identifying information (“Personal Data”) that it acquires as a result of its obligations arising from this Agreement. Such measures shall be designed to prevent unauthorized access, disclosure, loss, destruction or alteration to the Personal Data. If CLIENT obtains Personal Data through the Services or through another user or client of the Services, CLIENT will keep such Personal Data confidential and only use it in connection with the Services or where necessary for remittance purposes in accordance with CLIENT’s applicable laws relating to data protection.

D.	COUNTERPARTS. This Agreement (including such other related documents) may be signed in counterparts by each party and such signed copies shall be read together as one document. Exchange of documents signed in counterparts by the parties, whether delivered by facsimile, email transmission or other means, shall be valid and binding.

E.	E-SIGNING. Where applicable, the Parties agree electronical signatures of the authorized representatives of the respective parties (“e-signature”) shall have the same legal effect as a handwritten signature for the purposes of enforceability, validity, and admissibility of this Agreement and the parties expressly waive the right to raise any defence, arguments of invalidity or waiver of liability based upon the execution by way of e-signature.

(The rest of this page has been intentionally left blank.)

IN WITNESS WHEREOF, the parties hereunto set their hands on the date and at the place first above written.

For and on behalf of	**For and on behalf of**
Betur Inc.	**Tranglo Pte. Ltd.**
By:	By:
Nauman Mustafa	**Lee Yuan Hui**
CEO	Director

TRANGLO PTE. LTD. UEN : 201618103C

Signed in the presence of:

Name: Morgan Williams	Name: Liow Vun Yun
Designation: Head of Strategic Initiatives	Designation: Executive Secretary

ACKNOWLEDGEMENT

)

) S.S.

In the City of___________________On this_________day of____________, personally appeared the following persons:

Name	.	Competent Evidence of Identity	Date & Place of Issue

Known to me and to me known to be the same persons who executed the foregoing Agreement and they acknowledge to me that the same is their own free and voluntary act and deed as well as that of the corporation they represent.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the place and on the date first above written.

Doc. No.: __________;

Page No.:__________;

Book No.:__________;
Series of 2021

ACKNOWLEDGEMENT

)

) S.S.

In the City______________________ on this__________day of________________, personally appeared the following persons:

Name	Passport No.	Date & Place of Issue
NAUMAN MUSTAFA

Known to me and to me known to be the same persons who executed the foregoing Agreement and they acknowledge to me that the same is their own free and voluntary act and deed as well as that of the corporation they represent.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the place and on the date first above written.

Doc. No.: __________;

Page No.:__________;

Book No.:__________;
Series of 2021

Annex A

SWORN CERTIFICATION

I, Lee Yuan Hui, Malaysian, of legal age and a resident of Malaysia, am a Director of Tranglo Pte. Ltd., a corporation duly organized and existing under the laws of Singapore with business address at 3 Temasek Avenue, Centennial Tower #34-45A Singapore 039190, and after having been duly sworn in accordance with law, hereby depose and state for an on behalf of Tranglo Pte. Ltd. that to the best of my knowledge,

1.	That Tranglo Pte. Ltd. has entered into a Memorandum of Agreement wherein it engaged the services of Betur Inc. (dba Coins.ph, hereinafter referred to as COINS.PH), a corporation duly organized and existing under and by virtue of the laws of the Philippines with principal office at 12F Centerpoint Building, Julia Vargas avenue cor Garnet Road, Ortigas Center, Pasig, to provide any products or services provided by COINS.PH or via COINS.PH’s API.

2.	That Tranglo Pte. Ltd. conducts the requisite customer identification requirements of its clients/customers in accordance with the Anti-Money Laundering rules and regulations of the Monetary Authority of Singapore, and its own Money Laundering and Terrorist Financing Prevention program (MLPP), and has in its custody all the minimum information and/or documents required to be obtained from the customer;

3.	That Tranglo Pte. Ltd. shall provide the identification documents to COINS.PH for the purpose of processing remittance fund disbursements to beneficiaries, upon the latter’s request, without delay.

4.	That Tranglo Pte. Ltd. has equal or more stringent customer identification process requirement under the laws of Singapore and that it has not been cited in violation thereof.

SUBSCRIBED AND SWORN to before me this ___________________ affiant exhibiting to me his/her_______.

Doc. No. ______

Page No.______

Book No.______
Series of 2021.

Annex B

FEES

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Audit Trail

TITLE	20210512 MOA Coins.ph & TPL (Amended)
FILE NAME	20210512 MOA Coins.ph & TPL.pdf
DOCUMENT ID	b7bfbaccbb16f14abedcd366a5db9094fb3d6dd7
AUDIT TRAIL DATE FORMAT	MM / DD / YYYY
STATUS	● Completed

Document History

SENT	**05 / 12 / 2021** 09:17:16 UTC	Sent for signature to Nauman Mustafa ( ), Morgan Williams ( ) and Jacky Lee ( ) from IP:
VIEWED	**05 / 13 / 2021** 05:47:05 UTC	Viewed by Jacky Lee ( ) IP: [redacted]
SIGNED	**05 / 13 / 2021** 05:47:49 UTC	Signed by Jacky Lee ([redacted] IP: [redacted]
VIEWED	**05 / 14 / 2021** 02:22:55 UTC	Viewed by Morgan Williams ([redacted] IP: [redacted]
VIEWED	**05 / 17 / 2021** 02:20:27 UTC	Viewed by Nauman Mustafa ( ) IP: [redacted]

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Audit Trail

TITLE	20210512 MOA Coins.ph & TPL (Amended)
FILE NAME	20210512 MOA Coins.ph & TPL.pdf
DOCUMENT ID	b7bfbaccbb16f14abedcd366a5db9094fb3d6dd7
AUDIT TRAIL DATE FORMAT	MM / DD / YYYY
STATUS	● Completed

Document History

SIGNED	**05 / 19 / 2021** 05:18:43 UTC	Signed by Nauman Mustafa ( ) IP: [redacted]
SIGNED	**05 / 20 / 2021** 00:48:18 UTC	Signed by Morgan Williams ([redacted]) IP: [redacted]
COMPLETED	**05 / 20 / 2021** 00:48:18 UTC	The document has been completed.

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